Exhibit 99.1

TTEC Announces First Quarter 2022

Financial Results

First Quarter 2022

Revenue was $588.7 Million

Operating Income was $48.3 Million or 8.2 Percent of Revenue

Non-GAAP $67.2 Million or 11.4 Percent of Revenue

Net Income was $33.4 Million ($51.0 Million Non-GAAP)

Adjusted EBITDA was $85.5 Million or 14.5 Percent of Revenue

Fully Diluted EPS was $0.71 ($1.08 Non-GAAP)

Signs Bookings of $195 Million

Reiterates Outlook for Full Year 2022

DENVER, May 4, 2022 – TTEC Holdings, Inc. (NASDAQ:TTEC), one of the largest, global CX (customer experience) technology and services innovators for end-to-end digital CX solutions, announced today financial results for the first quarter, ended March 31, 2022.

“We kicked off the year with strong bookings and large deal activity as demand for our digital transformation technology and services continues to build. The growth in our Digital segment reflects the work we’ve done to create differentiated end-to-end CX technology solutions. The positive market response to our offerings demonstrates how our exclusive focus on CX will continue to differentiate us in the market,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

“To serve our growing pipeline and ignite our next phase of growth, we are adding significant leadership strength to our senior executive team, including today’s announcement of a new chief executive officer for our Engage segment, Shelly Swanback. With proven experience launching and building Accenture Digital into a $20 billion plus digital transformation leader, Swanback is a dynamic executive with over 30 years of experience in digital transformation, strategic consulting, technology, services, analytics and M&A,” added Tuchman. “For almost forty years, we have been partnering with renowned brands to acquire, retain, and grow profitable customer relationships by delivering effortless, engaging experiences that build trust and brand loyalty. Today, we are as well-positioned as ever to continue to deliver these positive outcomes to our clients, their customers, our employees, and shareholders.”

FIRST QUARTER 2022 FINANCIAL HIGHLIGHTS

Revenue

•	First quarter 2022 GAAP revenue increased 9.2 percent to $588.7 million compared to $539.2 million in the prior year period.

•	Foreign exchange had a $5.2 million negative impact on revenue in the first quarter 2022.

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

Income from Operations

•	First quarter 2022 GAAP income from operations was $48.3 million, or 8.2 percent of revenue, compared to $73.4 million, or 13.6 percent of revenue in the prior year period.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, cybersecurity incident related impact, and other items, was $67.2 million or 11.4 percent of revenue versus $79.9 million or 14.8 percent for the prior year period.
•	Foreign exchange had a $3.1 million positive impact on Non-GAAP income from operations in the first quarter 2022.

Adjusted EBITDA

•	First quarter 2022 Non-GAAP Adjusted EBITDA was $85.5 million, or 14.5 percent of revenue, compared to $95.9 million, or 17.8 percent of revenue in the prior year period.

Earnings Per Share

•	First quarter 2022 GAAP fully diluted earnings per share was $0.71 compared to $1.06 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $1.08 compared to $1.26 in the prior year period.

Bookings

•	During the first quarter 2022, TTEC signed an estimated $195 million in annualized contract value compared to $170 million in the prior year period. First quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the first quarter 2022 was $13.7 million compared to $69.8 million for the first quarter 2021.

•	Capital expenditures in the first quarter 2022 were $16.7 million compared to $11.6 million for the first quarter 2021.

•	As of March 31, 2022, TTEC had cash and cash equivalents of $156.8 million and debt of $807.9 million, resulting in a net debt position of $651.1 million. This compares to a net debt position of $204.4 million for the same period 2021. The increase in net debt is primarily attributable to the acquisition of Avtex Solutions Holdings, LLC in April 2021 and capital distributions.

•	As of March 31, 2022, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $525 million compared to $855 million for the same period 2021.

•	TTEC paid a $0.50 per share, or $23.5 million, semi-annual dividend on April 20, 2022 to shareholders of record on March 31, 2022. This dividend represents a 16.3 percent increase over the April 2021 dividend and 6.4 percent over the October 2021 dividend.

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for two business segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	First quarter 2022 GAAP revenue for TTEC Digital increased 78.6 percent to $113.6 million from $63.6 million for the year ago period. Income from operations was $6.3 million or 5.6 percent of revenue compared to operating income of $4.2 million or 6.6 percent of revenue for the prior year period.
•	Non-GAAP income from operations was $14.0 million, or 12.3 percent of revenue compared to operating income of $6.7 million or 10.5 percent of revenue in the prior year period.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	First quarter 2022 GAAP revenue for TTEC Engage decreased 0.1 percent to $475.1 million from $475.6 million for the year ago period. Income from operations was $42.0 million or 8.8 percent of revenue compared to operating income of $69.2 million or 14.6 percent of revenue for the prior year period.
•	Non-GAAP income from operations was $53.2 million, or 11.2 percent of revenue compared to operating income of $73.1 million or 15.4 percent of revenue in the prior year period.
•	Foreign exchange had a $4.9 million negative impact on revenue and $2.9 million positive impact on income from operations.

BUSINESS OUTLOOK

“We had a solid start to the year as we execute on our strategic priorities,” commented Dustin Semach, chief financial officer of TTEC. “Demand is strong as evidenced by record first quarter revenue results and meaningful new business signings. We are capitalizing on a large, growing addressable market characterized by heightened levels of urgency and importance for our clients to distinguish their brands through the delivery of exceptional customer experiences and outcomes.”

Semach continued, “Based on a growing sales pipeline, strong bookings, and an increased revenue backlog, we are well positioned for continued profitable organic growth in 2022, augmented further with strategic acquisitions. As a result, we are reiterating our 2022 guidance. Our expanding suite of integrated CX offerings, the client relationships we are building, and the important incremental investments that we are making in leadership, sales and marketing, product, and engineering talent, increases TTEC’s value proposition and continues to strengthen the long-term financial profile of the business.”

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC Full Year 2022 Outlook
	Second Quarter 2022 Guidance	Full Year 2022 Guidance
Revenue	$598M — $606M	$2,575M — $2,605M
Non-GAAP adjusted EBITDA	$74M — $78M	$372M — $388M
Non-GAAP adjusted EBITDA margins	12.4% — 12.9%	14.5% — 14.9%
Non-GAAP operating income	$57M — $60M	$303M — $319M
Non-GAAP operating income margins	9.5% — 9.9%	11.8% — 12.3%
Interest expense, net	($6M) — ($7M)	($20M) — ($21M)
Effective tax rate	21% — 23%	21% — 23%
Diluted share count	47.4M — 47.8M	47.4M — 47.8M
Non-GAAP earnings per a share	$0.81 — $0.87	$4.70 — $4.97

Engage Full Year 2022 outlook
	Second Quarter 2022 Guidance	Full Year 2022 Guidance
Revenue	$486M — $490M	$2,093M — $2,113M
Non-GAAP adjusted EBITDA	$58M — $60M	$297M — $307M
Non-GAAP adjusted EBITDA margins	11.9% — 12.2%	14.2% — 14.5%
Non-GAAP operating income	$44M — $46M	$240M — $250M
Non-GAAP operating income margins	9.1% — 9.4%	11.5% — 11.8%

Digital Full Year 2022 outlook
	Second Quarter 2022 Guidance	Full Year 2022 Guidance
Revenue	$112M — $116M	$482M — $492M
Non-GAAP adjusted EBITDA	$16M — $18M	$75M — $81M
Non-GAAP adjusted EBITDA margins	14.1% — 15.3%	15.6% — 16.5%
Non-GAAP operating income	$13M — $15M	$63M — $69M
Non-GAAP operating income margins	11.4% — 12.8%	13.1% — 14.0%

We estimate the first half - second half 2022 mix as follows:

•	Revenue: 46 percent first half, 54 percent second half
•	Non-GAAP Operating Income: 40 percent first half, 60 percent second half
•	Non-GAAP Adjusted EBITDA: 43 percent first half, 57 percent second half
•	Non-GAAP Earnings Per Share: 40 percent first half, 60 percent second half

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income margins, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including asset impairment, restructuring and integration charges, cybersecurity incident-related costs, gains or losses on the sale of business units or other assets, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income margins, net income margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s 2022 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company's nearly 62,000 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. In this release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.  Important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others, the risks related to our business operations and strategy, including the risks related to our strategy execution in a competitive market; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; risks inherent in the reliability of our information technology systems; risks related to our information technology infrastructure’s cybersecurity in general, and criminal activity such as ransomware, other malware and data exfiltration or destruction in particular, which can impact our ability to consistently deliver uninterrupted service to our clients; our dependence on third parties for our cloud solutions; risks inherent in our transition to a work from home environment; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; the risk related to our international operations; the risks related to legal and regulatory impact on our operations, including rapidly changing laws that regulate our and our clients’ business, such as data privacy and data protection laws, regulatory changes impacting our healthcare businesses, financial and public sector specific regulations, our ability to comply with these laws timely and cost effectively; and the cost of wage and hour litigation in the United States; the impact of the COVID-19 pandemic and post-pandemic economic and regulatory realities on our business and our clients’ business; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

Investor Relations Contact Paul Miller paul.miller@ttec.com +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2022	2021
Revenue	$588,726	$539,219

Operating Expenses:
Cost of services	447,215	388,660
Selling, general and administrative	64,839	52,757
Depreciation and amortization	26,630	20,459
Restructuring charges, net	620	402
Impairment losses	1,112	3,517
Total operating expenses	540,416	465,795

Income From Operations	48,310	73,424

Other income (expense), net	(2,306)	(2,421)

Income Before Income Taxes	46,004	71,003

Provision for income taxes	(8,034)	(15,979)

Net Income	37,970	55,024

Net income attributable to noncontrolling interest	(4,566)	(4,606)

Net Income Attributable to TTEC Stockholders	$33,404	$50,418

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.71	$1.08

Diluted	$0.71	$1.06

Income From Operations Margin	8.2%	13.6%
Net Income Margin	6.4%	10.2%
Net Income Attributable to TTEC Stockholders Margin	5.7%	9.4%
Effective Tax Rate	17.5%	22.5%

Weighted Average Shares Outstanding
Basic	47,005	46,743
Diluted	47,381	47,355

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION
(In thousands)

(unaudited)

	Three months ended
	March 31,
	2022	2021
Revenue:
TTEC Digital	$113,583	$63,587
TTEC Engage	475,143	475,632
Total	$588,726	$539,219

Income From Operations:
TTEC Digital	$6,347	$4,202
TTEC Engage	41,963	69,222
Total	$48,310	$73,424

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands)
(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$156,828	$158,205
Accounts receivable, net	399,160	357,310
Other current assets	196,705	182,472
Total current assets	752,693	697,987

Property and equipment, net	168,717	168,404
Operating lease assets	96,995	90,180
Goodwill	739,531	739,481
Other intangibles assets, net	202,609	212,349
Other assets	91,140	88,403

Total assets	$2,051,685	$1,996,804

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$78,001	$70,415
Accrued employee compensation and benefits	166,095	156,324
Deferred revenue	92,852	95,608
Current operating lease liabilties	43,344	44,460
Other current liabilities	91,592	77,589
Total current liabilities	471,884	444,396

Long-term liabilities:
Line of credit	803,000	791,000
Non-current operating lease liabilities	70,140	64,419
Other long-term liabilities	98,169	102,648
Total long-term liabilities	971,309	958,067

Redeemable noncontrolling interest	56,666	56,316

Equity:
Common stock	470	470
Additional Paid in Capital	362,601	361,135
Treasury stock	(596,279)	(597,031)
Accumulated other comprehensive income (loss)	(97,464)	(98,426)
Retained earnings	865,951	856,065
Noncontrolling interest	16,547	15,812
Total equity	551,826	538,025

Total liabilities and equity	$2,051,685	$1,996,804

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2022	2021
Cash flows from operating activities:
Net income	$37,970	$55,024
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	26,630	20,459
Amortization of contract acquisition costs	350	176
Amortization of debt issuance costs	265	175
Imputed interest expense and fair value adjustments to contingent consideration	-	877
Provision for credit losses	(185)	21
Loss on disposal of assets	360	46
Impairment losses	1,112	3,517
Deferred income taxes	(4,679)	(1,090)
Excess tax benefit from equity-based awards	(507)	(1,775)
Equity-based compensation expense	3,739	4,028
Loss / (gain) on foreign currency derivatives	50	61
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(41,128)	27,053
Prepaids and other assets	(8,321)	(22,669)
Accounts payable and accrued expenses	17,518	15,972
Deferred revenue and other liabilities	(19,488)	(32,088)
Net cash provided by operating activities	13,686	69,787

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	7	25
Purchases of property, plant and equipment	(16,691)	(11,565)
Acquisitions	-	(267)
Net cash used in investing activities	(16,684)	(11,807)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	12,000	(46,000)
Payments on other debt	(1,242)	(1,871)
Payments of contingent consideration and hold back payments to acquisitions	(9,600)	-
Dividends paid to shareholders	-	-
Payments to noncontrolling interest	(3,485)	(2,385)
Tax payments related to the issuance of restricted stock units	(1,521)	(3,927)
Net cash used in financing activities	(3,848)	(54,183)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,629)	(2,576)

Increase in cash, cash equivalents and restricted cash	(8,475)	1,221
Cash, cash equivalents and restricted cash, beginning of period	180,682	159,015
Cash, cash equivalents and restricted cash, end of period	$172,207	$160,236

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

	Three months ended
	March 31,
	2022	2021
Revenue	$588,726	$539,219

Reconciliation of Adjusted EBITDA:

Net Income	$37,970	$55,024
Interest income	(200)	(179)
Interest expense	3,766	1,802
Provision for income taxes	8,034	15,979
Depreciation and amortization	26,630	20,459
Asset impairment and restructuring charges	1,732	3,919
Changes in acquisition contingent consideration	-	877
Grant income for pandemic relief	-	(6,032)
Cybersecurity incident related impact, net of insurance recovery	3,836	-
Equity-based compensation expenses	3,739	4,028

Adjusted EBITDA	$85,507	$95,877

Adjusted EBITDA Margin	14.5%	17.8%

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$37,970	$55,024
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	26,630	20,459
Other	(50,914)	(5,696)
Net cash provided by operating activities	13,686	69,787

Less - Total Cash Capital Expenditures	16,691	11,565

Free Cash Flow	$(3,005)	$58,222

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$48,310	$73,424
Restructuring charges, net	620	402
Impairment losses	1,112	3,517
Grant income for pandemic relief	-	(6,032)
Cybersecurity incident related impact, net of insurance recovery	3,836	-
Equity-based compensation expenses	3,739	4,028
Amortization of purchased intangibles	9,536	4,515

Non-GAAP Income from Operations	$67,153	$79,854

Non-GAAP Income from Operations Margin	11.4%	14.8%

Reconciliation of Non-GAAP EPS:

Net Income	$37,970	$55,024
Add: Asset impairment and restructuring charges	1,732	3,919
Add: Equity-based compensation expenses	3,739	4,028
Add: Amortization of purchased intangibles	9,536	4,515
Add: Cybersecurity incident related impact, net of insurance recovery	3,836	-
Less: Changes in acquisition contingent consideration	-	877
Less: Grant income for pandemic relief	-	(6,032)
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(5,854)	(2,605)

Non-GAAP Net Income	$50,959	$59,726

Diluted shares outstanding	47,381	47,355

Non-GAAP EPS	$1.08	$1.26

	TTEC Engage		TTEC Digital
Reconciliation of Non-GAAP Income from Operations by Segment :	Q1 22	Q1 21	Q1 22	Q1 21
Income from Operations	$41,963	$69,222	$6,347	$4,202
Restructuring charges, net	620	393	-	9
Impairment losses	1,112	3,517	-	-
Grant income for pandemic relief	-	(6,032)	-	-
Cybersecurity incident related impact, net of insurance recovery	3,836	-	-	-
Equity-based compensation expenses	2,429	2,741	1,310	1,287
Amortization of purchased intangibles	3,215	3,309	6,321	1,206
Non-GAAP Income from Operations	$53,175	$73,150	$13,978	$6,704

	TTEC Engage		TTEC Digital
Reconciliation of Adjusted EBITDA by Segment :	Q1 22	Q1 21	Q1 22	Q1 21
Earnings before Income Taxes	$39,684	$66,762	$6,320	$4,241
Interest income / expense, net	3,597	1,662	(31)	(39)
Depreciation and amortization	17,218	16,572	9,412	3,887
Asset impairment and restructuring charges	1,732	3,910	-	9
Grant income for pandemic relief	-	(6,032)	-	-
Changes in acquisition contingent consideration	-	877	-	-
Cybersecurity incident related impact, net of insurance recovery	3,836	-	-	-
Equity-based compensation expenses	2,429	2,741	1,310	1,287
Adjusted EBITDA	$68,496	$86,492	$17,011	$9,385